Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Weikang Bio-Technology Group Co., Inc.:

We hereby consent to the incorporation by reference in  the Registration Statement on Form S-1 (No. 333-172241) and on Form S-8 (No. 333-151877) of Weikang Bio-Technology Group Co., Inc. of our report dated March 20, 2012 relating to the financial statements which appears in this Form 10-K.

San Mateo, California	/s/ Samuel H. Wong & Co., LLP
March 28, 2012	Certified Public Accountant